Exhibit 1.1

Ontario

Ministry of Public and
Business Service Delivery
Ministère des Services au public et aux entreprises

Certificate of Continuance

Certificat de maintien

Business Corporations Act

Loi sur les sociétés par actions

FORT TECHNOLOGY INC.

Corporation Name / Dénomination sociale

1001592520

Ontario Corporation Number / Numéro de société de l'Ontario

This is to certify that these articles are effective on

La présente vise à attester que ces statuts entreront en vigueur le

April 30, 2026 / 30 avril 2026

V. Quintanilla W.

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Continuance is not complete without the Articles of Continuance

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

V. Quintanilla W.

Director/Registrar

Le certificat de maintien n'est pas complet s'il ne contient pas les statuts de maintien

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

V. Quintanilla W.

Directeur ou registrateur

Ministry of Public and Business Service Delivery Articles of Continuance Business Corporations Act 1. Corporation Name FORT TECHNOLOGY INC. 2. Date of Incorporation/Amalgamation December 05, 2019 3. Name of jurisdiction the corporation is leaving Canada - British Columbia 4. The continuance was authorized by home jurisdiction on April 13, 2026 5. The corporation is continued in Ontario under the name FORT TECHNOLOGY INC. 6. Registered Office Address 325 Front Street West, 2nd Floor, Toronto, Ontario, M5V2Y1, Canada 7. Number of Directors Minimum/Maximum Min 3 / Max 5 BCA - Articles of Continuance - FORT TECHNOLOGY INC. - OCN:1001592520 - April 30, 2026 The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. , Director/Registrar, Ministry of Public and Business Service Delivery Page 1 of 5

8. The director(s) is/are: Full Name Resident Canadian Address for Service OZ ADLER No Vinnik 11/22, Rishon Lezion, Gush Dan, 7524188, Israel Full Name Resident Canadian Address for Service TAMIR FAYERMAN No 8575 Kolpos Korallion Coral Residences, Agiou Georgiou 1, Pa - phos, Paphos, 8575, Cyprus Full Name Resident Canadian Address for Service ASAF ITZHAIK No 4 Eli Lando Street, Ertzlyia, Tel Aviv, 46660, Israel Full Name Resident Canadian Address for Service DAVID OHAD Yes 5936 Willow Street, Unit 242, Vancouver, British Columbia, V5Z3S6, Canada Full Name Resident Canadian Address for Service LIAT SIDI No 5 Achi Lahav Street, Rishon Lezion, Gush Dan, 7582473, Israel 9. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None": None. 10. The classes and any maximum number of shares that the corporation is authorized to issue: The Corporation is authorized to issue an unlimited number of Common Shares. 11. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable": 1. VOTING BCA - Articles of Continuance - FORT TECHNOLOGY INC. - OCN:1001592520 - April 30, 2026 The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. , Director/Registrar, Ministry of Public and Business Service Delivery Page 2 of 5

The holders of the Common Shares shall be entitled to receive notice of, to attend and to one (1) vote in respect of each Com - mon Share held at all meetings of shareholders except meetings at which only holders of another class of shares of the Corpora - tion are entitled to vote. 2. DIVIDENDS The holders of Common Shares shall be entitled to receive dividends if, as and when declared by the directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such man - ner as the directors of the Corporation may from time to time determine. 3. REMAINING PROPERTY ON DISSOLUTION In the event of the liquidation, dissolution or winding - up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding - up the affairs of the Corporation, and subject to the prior rights attaching to any other class of shares of the Corporation, the holders of the Common Shares shall, after payment of all declared but unpaid dividends in respect of such shares, share ratably on a share per share basis in the remaining assets of the Corporation. 12. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None": None. 13. Other provisions None. 14. The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated under this Act. 15. The corporation has complied with subsection 180(3) of the Business Corporations Act. The articles have been properly executed by the required person(s). BCA - Articles of Continuance - FORT TECHNOLOGY INC. - OCN:1001592520 - April 30, 2026 The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. , Director/Registrar, Ministry of Public and Business Service Delivery Page 3 of 5

Supporting Document - Constating Document from Governing Jurisdiction BCA - Articles of Continuance - FORT TECHNOLOGY INC. - OCN:1001592520 - April 30, 2026 The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. , Director/Registrar, Ministry of Public and Business Service Delivery Page 4 of 5

Supporting Information - Nuans Report Information Nuans Report Reference # Nuans Report Date 122845549 April 16, 2026 BCA - Articles of Continuance - FORT TECHNOLOGY INC. - OCN:1001592520 - April 30, 2026 The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. , Director/Registrar, Ministry of Public and Business Service Delivery Page 5 of 5